Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael LaBelle

Senior Vice President,

Chief Financial Officer

(617) 236-3352

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

FIRST QUARTER 2015 RESULTS

Reports diluted FFO per share of $1.30 Reports diluted EPS of $1.11

BOSTON, MA, April 27, 2015 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the first quarter ended March 31, 2015.

Funds from Operations (FFO) for the quarter ended March 31, 2015 were $200.4 million, or $1.31 per share basic and $1.30 per share diluted. This compares to FFO for the quarter ended March 31, 2014 of $183.8 million, or $1.20 per share basic and $1.20 per share diluted. The weighted average number of basic and diluted shares outstanding totaled approximately 153,230,000 and 153,873,000, respectively, for the quarter ended March 31, 2015 and 153,030,000 and 154,043,000, respectively, for the quarter ended March 31, 2014.

The Company’s reported FFO of $1.30 per share diluted was greater than the guidance previously provided of $1.22-$1.24 per share diluted primarily due to greater lease termination income of $0.07 per share and portfolio operations of $0.01 per share, offset by greater than projected interest expense of $0.01 per share.

Net income available to common shareholders was $171.2 million for the quarter ended March 31, 2015, compared to $54.0 million for the quarter ended March 31, 2014. Net income available to common shareholders per share (EPS) for the quarter ended March 31, 2015 was $1.12 basic and $1.11 on a diluted basis. This compares to EPS for the quarter ended March 31, 2014 of $0.35 basic and $0.35 on a diluted basis. Net income available to common shareholders for the quarter ended March 31, 2015 includes gains on sales of real estate aggregating approximately $95.1 million, or $0.56 per share basic and $0.55 per share on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final unaudited information for the quarter ended March 31, 2015. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of March 31, 2015, the Company’s portfolio consisted of 168 properties, comprised primarily of Class A office space, one hotel, two residential properties and five retail properties, aggregating approximately 45.5 million square feet, including ten properties under construction totaling 3.3 million square feet. In addition, the Company has structured parking for vehicles containing approximately 14.7 million square feet. The overall percentage of leased space for the 155 properties in service (excluding the two residential properties and the hotel) as of March 31, 2015 was 90.3%.

Significant events during the first quarter included:

•	On January 21, 2015, the Company’s Compensation Committee approved the 2015 Multi-Year, Long-Term Incentive Program (the “2015 MYLTIP”) as a performance-based component of the Company’s overall compensation program. Under the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 718 “Compensation – Stock Compensation,” the 2015 MYLTIP has an aggregate value of approximately $15.7 million, which will generally be amortized into earnings over the four-year plan period under the graded vesting method and has been reflected in the 2015 guidance below.

•	On February 19, 2015, the Company commenced a planned interest rate hedging program in contemplation of a financing with a target commencement date in September 2016 and maturity in September 2026. The Company has since entered into seven forward-starting interest rate swap contracts, including two contracts entered into subsequent to March 31, 2015, which fix the ten-year swap rate at a weighted-average rate of approximately 2.451% per annum on notional amounts aggregating $300.0 million.

•	On February 19, 2015, the Company completed the sale of a parcel of land within its Washingtonian North property located in Gaithersburg, Maryland for a gross sale price of $8.7 million. Net cash proceeds totaled approximately $8.3 million, resulting in a gain on sale of real estate totaling approximately $3.7 million. The parcel contains approximately 8.5 acres of the approximately 27 acre property.

•	On March 11, 2015, the Company received a second interim distribution from its unsecured creditor claim against Lehman Brothers, Inc. totaling approximately $4.5 million, leaving a remaining claim of approximately $33.0 million. There can be no assurance as to the timing or amount of additional proceeds, if any, that the Company may ultimately realize on the claim.

•	On March 17, 2015, the Company completed the sale of its Residences on The Avenue property located in Washington, DC for a gross sale price of $196.0 million. Net cash proceeds totaled approximately $192.5 million, resulting in a gain on sale of real estate totaling approximately $91.4 million. The Company has agreed to provide net operating income support of up to $6.0 million should the property’s net operating income fail to achieve certain thresholds, which has been recorded as a reduction to the gain on sale. The Residences on The Avenue is comprised of 335 apartment units and approximately 50,000 net rentable square feet of retail space, subject to a ground lease that expires on February 1, 2068.

EPS and FFO per Share Guidance:

The Company’s guidance for the second quarter and full year 2015 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

As shown below, the Company has updated its guidance for FFO per share (diluted) for full year 2015 to $5.35 - $5.45 per share from $5.28 - $5.43 per share. The updated guidance reflects, when compared to the Company’s prior guidance, an increase from the first quarter 2015 results of $0.07 per share, an increase in net operating income from the Company’s property portfolio of $0.02 per share, offset by a decrease in FFO of $0.05 per share from lower capitalized interest.

	Second Quarter 2015			Full Year 2015
	Low	-	High	Low	-	High

Projected EPS (diluted)	$0.43	-	$0.45	$2.43	-	$2.53
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.89	-	0.89	3.47	-	3.47
Less:
Projected Company Share of Gains on Sales of Real Estate	0.00	-	0.00	0.55	-	0.55

Projected FFO per Share (diluted)	$1.32	-	$1.34	$5.35	-	$5.45

Boston Properties will host a conference call on Tuesday, April 28, 2015 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter 2015 results, the 2015 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 796-3880 (Domestic) or (281) 913-8731 (International) and entering the passcode 97591714. A replay of the conference call will be available through May 12, 2015, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 97591714. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ first quarter 2015 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class

A office space, one hotel, two residential properties and five retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in four markets – Boston, New York, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the second quarter and full fiscal year 2015, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(in thousands, except for share amounts)
	(unaudited)
ASSETS

Real estate	$18,153,816	$18,231,978
Construction in progress	797,148	736,311
Land held for future development	271,327	268,114
Less: accumulated depreciation	(3,646,853)	(3,547,659)

Total real estate	15,575,438	15,688,744

Cash and cash equivalents	1,064,396	1,763,079
Cash held in escrows	588,218	487,321
Investments in securities	20,736	19,459
Tenant and other receivables, net of allowance for doubtful accounts of $1,099 and $1,142, respectively	47,768	46,595
Accrued rental income, net of allowance of $1,126 and $1,499, respectively	713,874	691,999
Deferred charges, net	806,468	831,744
Prepaid expenses and other assets	165,985	164,432
Investments in unconsolidated joint ventures	196,188	193,394

Total assets	$19,179,071	$19,886,767

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable	$4,289,120	$4,309,484
Unsecured senior notes, net of discount	5,288,101	5,287,704
Unsecured exchangeable senior notes, net of discount	—	—
Unsecured line of credit	—	—
Mezzanine notes payable	309,475	309,796
Outside members’ notes payable	180,000	180,000
Accounts payable and accrued expenses	224,086	243,263
Dividends and distributions payable	112,796	882,472
Accrued interest payable	186,630	163,532
Other liabilities	483,762	502,255

Total liabilities	11,073,970	11,878,506

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	633	633

Redeemable interest in property partnership	105,520	104,692

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 153,481,007 and 153,192,845 shares issued and 153,402,107 and 153,113,945 shares outstanding at March 31, 2015 and December 31, 2014, respectively	1,534	1,531
Additional paid-in capital	6,286,260	6,270,257
Dividends in excess of earnings	(690,993)	(762,464)
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(11,907)	(9,304)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,782,172	5,697,298

Noncontrolling interests:
Common units of the Operating Partnership	617,274	603,171
Property partnerships	1,599,502	1,602,467

Total equity	7,998,948	7,902,936

Total liabilities and equity	$19,179,071	$19,886,767

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2015	2014
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$490,682	$455,018
Recoveries from tenants	88,593	81,934
Parking and other	24,788	24,333

Total rental revenue	604,063	561,285
Hotel revenue	9,085	8,193
Development and management services	5,328	5,216

Total revenue	618,476	574,694

Expenses
Operating
Rental	221,350	206,388
Hotel	7,576	6,797
General and administrative	28,791	29,905
Transaction costs	327	437
Depreciation and amortization	154,223	154,270

Total expenses	412,267	397,797

Operating income	206,209	176,897
Other income (expense)
Income from unconsolidated joint ventures	14,834	2,816
Interest and other income	1,407	1,311
Gains from investments in securities	393	286
Interest expense	(108,757)	(113,554)

Income before gains on sales of real estate	114,086	67,756
Gains on sales of real estate	95,084	—

Net income	209,170	67,756
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(15,208)	(4,354)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(3)	(619)
Noncontrolling interest - common units of the Operating Partnership	(20,188)	(6,160)

Net income attributable to Boston Properties, Inc.	173,771	56,623
Preferred dividends	(2,589)	(2,589)

Net income attributable to Boston Properties, Inc. common shareholders	$171,182	$54,034

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.12	$0.35

Weighted average number of common shares outstanding	153,230	153,030

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.11	$0.35

Weighted average number of common and common equivalent shares outstanding	153,873	153,169

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended March 31,
	2015	2014
	(in thousands, except for per share amounts)

Net income attributable to Boston Properties, Inc. common shareholders	$171,182	$54,034

Add:
Preferred dividends	2,589	2,589
Noncontrolling interest - common units of the Operating Partnership	20,188	6,160
Noncontrolling interest - redeemable preferred units of the Operating Partnership	3	619
Noncontrolling interests in property partnerships	15,208	4,354
Less:
Gains on sales of real estate	95,084	—

Income before gains on sales of real estate	114,086	67,756

Add:
Real estate depreciation and amortization (2)	148,754	158,514
Less:
Noncontrolling interests in property partnerships’ share of funds from operations	36,515	19,023
Noncontrolling interest - redeemable preferred units of the Operating Partnership	3	619
Preferred dividends	2,589	2,589

Funds from operations (FFO) attributable to the Operating Partnership	223,733	204,039

Less:
Noncontrolling interest - common units of the Operating Partnerships’ share of funds from operations	23,348	20,195

Funds from operations attributable to Boston Properties, Inc.	$200,385	$183,844

Boston Properties, Inc.’s percentage share of funds from operations - basic	89.56%	90.10%

Weighted average shares outstanding - basic	153,230	153,030

FFO per share basic	$1.31	$1.20

Weighted average shares outstanding - diluted	153,873	154,043

FFO per share diluted	$1.30	$1.20

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $154,223 and $154,270 and our share of unconsolidated joint venture real estate depreciation and amortization of $(5,132) and $4,584, less corporate-related depreciation and amortization of $337 and $340 for the three months ended March 31, 2015 and 2014, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2015	December 31, 2014
Boston	88.5%	91.4%
New York	90.4%	90.9%
San Francisco	88.3%	88.3%
Washington, DC	93.8%	94.8%

Total Portfolio	90.3%	91.7%

	% Leased by Type
	March 31, 2015	December 31, 2014
Class A Office Portfolio	90.6%	91.8%
Office/Technical Portfolio	84.7%	87.7%

Total Portfolio	90.3%	91.7%